Exhibit 99.1

PennyMac Financial Services, Inc. Reports

First Quarter 2025 Results

WESTLAKE VILLAGE, Calif. – April 22, 2025 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $76.3 million for the first quarter of 2025, or $1.42 per share on a diluted basis, on revenue of $430.9 million. Book value per share increased to $75.57 from $74.54 at December 31, 2024.

PFSI’s Board of Directors declared a first quarter cash dividend of $0.30 per share, payable on May 23, 2025, to common stockholders of record as of May 14, 2025.

First Quarter 2025 Highlights

•	Pretax income was $104.2 million, down from pretax income of $129.4 million in the prior quarter and up from $43.9 million in the first quarter of 2024

•	Production segment pretax income was $61.9 million, down from $78.0 million in the prior quarter and up from $48.7 million in the first quarter of 2024

o	Total loan acquisitions and originations, including those fulfilled for PMT, were $28.9 billion in unpaid principal balance (UPB), down 19 percent from the prior quarter and up 33 percent from the first quarter of 2024

–	Correspondent acquisitions of conventional conforming and jumbo loans fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT) were $2.8 billion in UPB, down 20 percent from the prior quarter and up 57 percent from the first quarter of 2024

–	PMT retained 21 percent of total conventional conforming correspondent loans in the first quarter, up from 19 percent in the prior quarter

o	Total locks, including those for PMT, were $34.2 billion in UPB, down 6 percent from the prior quarter and up 36 percent from the first quarter of 2024

–	Correspondent lock volume for PMT’s account was $2.7 billion in UPB, down 14 percent from the prior quarter and up 10 percent from the first quarter of 2024

•	Servicing segment pretax income was $76.0 million, down from $87.3 million in the prior quarter and up from $23.7 million in the first quarter of 2024

o	Pretax income excluding valuation-related changes was $171.5 million, up 2 percent from the prior quarter as higher loan servicing fees and lower payoff-related expenses were largely offset by higher realization of mortgage servicing rights (MSR) cash flows and lower earnings on custodial balances

o	Valuation-related changes included:

–	$205.5 million in MSR fair value losses partially offset by $106.8 million in hedging gains

•	Net impact on pretax income related to these items was $(98.7) million, or $(1.35) in earnings per share

–	$3.2 million of reversals related to provisions for losses on active loans

o	Servicing portfolio grew to $680.2 billion in UPB, up 2 percent from December 31, 2024 and 10 percent from March 31, 2024 driven by production volumes which more than offset prepayment activity

•	Pretax loss from Corporate and Other was $33.7 million, compared to $35.9 million in the prior quarter and $28.4 million in the first quarter of 2024

•	Issued $850 million of 8-year unsecured senior notes due in February 2033

“PennyMac Financial delivered solid first quarter financial results, demonstrating our ability to consistently generate strong returns in a volatile market,” said Chairman and CEO David Spector. “In our production segment, we acquired or originated nearly $30 billion in unpaid principal balance of loans at higher note rates, which strategically positions our consumer direct division for significant growth when interest rates decline. This production led to continued growth of our servicing portfolio, which ended the quarter at $680 billion in unpaid principal balance.”

Mr. Spector continued, “The strategic alignment of our loan production to our defined credit standards, combined with our synergistic relationship with PMT and our dynamic hedging program uniquely positions us to thrive in a market environment characterized by broader economic volatility, consolidation and regulatory change. We remain intensely focused on the organic growth of our servicing portfolio and the continued development of our balanced business model, and we are committed to successfully navigating this economic landscape without distraction.”

Mr. Spector concluded, “Finally, we are focused on maximizing the opportunities presented by our balanced business model. This includes leveraging our unmatched expertise and servicing technology to expand our subservicing business beyond PMT. We are also committed to implementing artificial intelligence throughout our technology stack, with the potential to unlock additional efficiencies and further enhance our capabilities. In total, we are confident in our ability to continue delivering strong financial performance and creating value for our stockholders, driven by our strategic portfolio growth, credit management capabilities, and an unwavering focus on our core business objectives.”

The following table presents the contributions of PennyMac Financial’s segments to pretax income:

	Quarter ended March 31, 2025
			Reportable
	Production	Servicing	segment total	Corporate and other	Total

	(in thousands)
Revenue:
Net gains on loans held for sale at fair value	$187,145	$33,892	$221,037	$-	$221,037
Loan origination fees	46,611	-	46,611	-	46,611
Fulfillment fees from PMT	5,290	-	5,290	-	5,290
Net loan servicing fees	-	164,286	164,286	-	164,286
Management fees	-	-	-	7,012	7,012
Net interest income (expense):
Interest income	85,288	104,134	189,422	449	189,871
Interest expense	76,526	131,556	208,082	-	208,082
	8,762	(27,422)	(18,660)	449	(18,211)
Other	131	(173)	(42)	4,920	4,878
Total net revenue	247,939	170,583	418,522	12,381	430,903
Expenses
Compensation	98,869	52,970	151,839	30,149	181,988
Loan origination	44,096	-	44,096	-	44,096
Technology	25,100	10,385	35,485	4,712	40,197
Servicing	-	21,875	21,875	-	21,875
Marketing and advertising	8,023	373	8,396	1,036	9,432
Professional services	3,134	1,681	4,815	4,222	9,037
Occupancy and equipment	4,128	2,729	6,857	1,525	8,382
Other	2,646	4,569	7,215	4,485	11,700
Total expenses	185,996	94,582	280,578	46,129	326,707
Income (loss) before provision for income taxes	$61,943	$76,001	$137,944	$(33,748)	$104,196

Production Segment

The Production segment includes the correspondent acquisition of newly originated government-insured and certain conventional conforming loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT and direct lending through the consumer direct and broker direct channels, including the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis.

PennyMac Financial’s loan production activity for the quarter totaled $28.9 billion in UPB, $26.1 billion of which was for its own account, and $2.8 billion of which was fee-based fulfillment activity for PMT. Correspondent locks for PFSI and direct lending IRLCs totaled $31.5 billion in UPB, down 5 percent from the prior quarter and up 39 percent from the first quarter of 2024.

Production segment pretax income was $61.9 million, down from $78.0 million in the prior quarter and up from $48.7 million in the first quarter of 2024. Production segment revenue totaled $247.9 million, down 5 percent from the prior quarter and up 35 percent from the first quarter of 2024. The decrease from the prior quarter was driven by a decline in origination fees and net gains on loans held for sale at fair value due to lower funded volumes. The increase from the first quarter of 2024 was driven primarily by higher volumes across all channels.

The components of net gains on loans held for sale are detailed in the following table:

	Quarter ended
	March 31, 2025	December 31, 2024	March 31, 2024

	(in thousands)
Receipt of MSRs	$650,349	$748,121	$412,520
Gains on sale of loans to PennyMac Mortgage Investment Trust net of mortgage servicing rights recapture payable	4,838	2,387	(353)
Provision for representations and warranties, net	(2,132)	(1,633)	(632)
Cash loss, including cash hedging results	(587,009)	(373,307)	(158,971)
Fair value changes of pipeline, inventory and hedges	154,991	(153,524)	(90,123)
Net gains on mortgage loans held for sale	$221,037	$222,044	$162,441
Net gains on mortgage loans held for sale by segment:
Production	$187,145	$195,070	$141,431
Servicing	$33,892	$26,974	$21,010

PennyMac Financial performs fulfillment services for certain conventional conforming and jumbo loans acquired by PMT from non-affiliates in its correspondent production business. These services include, but are not limited to, marketing, relationship management, correspondent seller approval and monitoring, loan file review, underwriting, pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $5.3 million in the first quarter, down 17 percent from the prior quarter and up 32 percent from the first quarter of 2024. The quarter-over-quarter decrease was driven by lower conventional acquisition volumes for PMT’s account. In the second quarter of 2025, we expect PMT to retain all jumbo production and 15 to 25 percent of total conventional conforming correspondent production, compared to 21 percent in the first quarter.

Under a renewed mortgage banking services agreement with PMT, effective July 1, 2025, correspondent production volumes will initially be acquired by PFSI. PMT will retain the right to purchase up to 100 percent of non-government correspondent loan production.

Net interest income in the first quarter totaled $8.8 million, compared to $1.8 million in the prior quarter. Interest income totaled $85.3 million, down from $93.8 million in the prior quarter, and interest expense totaled $76.5 million, down from $92.0 million in the prior quarter, both due to lower average balances of loans held for sale due the decline in funded volumes.

Production segment expenses were $186.0 million, up 2 percent from the prior quarter and 38 percent from the first quarter of 2024.

Servicing Segment

The Servicing segment includes income from owned MSRs and subservicing. The total servicing portfolio grew to $680.2 billion in UPB at March 31, 2025, an increase of 2 percent from December 31, 2024 and 10 percent from March 31, 2024. PennyMac Financial’s owned MSR portfolio grew to $449.1 billion in UPB, an increase of 3 percent from December 31, 2024 and 16 percent from March 31, 2024. PennyMac Financial subservices $229.9 billion in UPB for PMT, $75 million in UPB for other non-affiliates, and subservices on an interim basis $1.1 billion in UPB of previously owned servicing that has been repurchased by the United States Veterans Affairs (VA) pursuant to the Veterans Affairs Servicing Purchase (VASP) program.

The table below details PennyMac Financial’s servicing portfolio UPB:

	March 31, 2025	December 31, 2024	March 31, 2024

	(in thousands)
Owned
Mortgage servicing rights and liabilities
Originated	$426,951,027	$410,393,342	$364,441,567
Purchased	15,276,140	15,681,406	17,051,740
	442,227,167	426,074,748	381,493,307
Loans held for sale	6,911,473	8,128,914	5,111,719
	449,138,640	434,203,662	386,605,026
Subserviced for:
PMT	229,907,855	230,753,581	230,819,012
U.S. Department of Veterans Affairs	1,072,760	806,584	-
Other non-affiliates	75,310	-	-
	231,055,925	231,560,165	230,819,012
Total loans serviced	$680,194,565	$665,763,827	$617,424,038

Servicing segment pretax income was $76.0 million, down from $87.3 million in the prior quarter and up from $23.7 million in the first quarter of 2024. Servicing segment net revenues totaled $170.6 million, down from $197.5 million in the prior quarter and up from $111.1 million in the first quarter of 2024.

Revenue from net loan servicing fees totaled $164.3 million, down from $189.3 million in the prior quarter and up from $101.0 million in the first quarter of 2024. The decrease from the prior quarter was primarily driven by an increase in net valuation-related losses. Net loan servicing fee revenues included $488.5 million in loan servicing fees, which was up from the prior quarter due to growth in the owned portfolio, reduced by $225.5 million from the realization of MSR cash flows. Net valuation-related losses totaled $98.7 million and included MSR fair value losses of $205.5 million driven by the decrease in market interest rates, and hedging gains of $106.8 million.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	March 31, 2025	December 31, 2024	March 31, 2024

	(in thousands)
Loan servicing fees	$488,468	$472,563	$424,184
Changes in fair value of MSRs and MSLs resulting from:
Realization of cash flows	(225,462)	(215,590)	(198,564)
Change in fair value inputs	(205,494)	540,406	169,979
Hedging gains (losses)	106,774	(608,112)	(294,645)
Net change in fair value of MSRs and MSLs	(324,182)	(283,296)	(323,230)
Net loan servicing fees	$164,286	$189,267	$100,954

Servicing segment revenue included $33.9 million in net gains on loans held for sale related to early buyout loans (EBOs), up from $27.0 million in the prior quarter and $21.0 million in the first quarter of 2024. These EBOs are previously delinquent loans that were brought back to performing status through PennyMac Financial’s successful servicing efforts.

Net interest expense totaled $27.4 million, compared to $19.5 million in the prior quarter and $11.3 million in the first quarter of 2024. Interest income was $104.1 million, down from $116.7 million in the prior quarter due to decreased placement fees on custodial balances due to lower average balances from seasonal impacts and lower prepayment activity. Interest expense was $131.6 million, down from $136.1 in the prior quarter as a higher average balances of financing for MSR assets was offset by lower financing rates on floating rate debt.

Servicing segment expenses totaled $94.6 million, down from $110.2 million in the prior quarter primarily due to a reversal in the provision for credit losses on active loans.

Corporate and Other

Corporate and Other items include amounts attributable to corporate activities not directly attributable to the production and servicing segments as well as management fees earned from PMT. PennyMac Financial manages PMT for which it earns base management fees and may earn incentive compensation.

Pretax loss for Corporate and Other was $33.7 million, compared to $35.9 million in the prior quarter and $28.4 million in the first quarter of 2024.

Revenues from Corporate and Other were $12.4 million, and consisted of $7.0 million in management fees, $4.9 million in other revenue, and $0.4 million of net interest income. No performance incentive fees were earned in the first quarter.

Expenses were $46.1 million, down from $47.4 million in the prior quarter and up from $39.6 million in the first quarter of 2024.

Net assets under management were $1.9 billion as of March 31, 2025, essentially unchanged from December 31, 2024 and down slightly from $2.0 billion at March 31, 2024.

The following table presents a breakdown of management fees:

	Quarter ended
	March 31, 2025	December 31, 2024	March 31, 2024

	(in thousands)
Management fees:
Base	$7,012	$7,149	$7,188
Performance incentive	-	-	-
Total management fees	$7,012	$7,149	$7,188
Net assets of PennyMac Mortgage Investment Trust	$1,902,718	$1,938,500	$1,958,914

Consolidated Expenses

Total expenses were $326.7 million, down from $340.7 million in the prior quarter primarily due to lower expenses in the servicing segment as mentioned above.

Taxes

PFSI recorded a provision for tax expense of $27.9 million, resulting in an effective tax rate of 26.8 percent.

***

Management’s slide presentation and accompanying material will be available in the Investor Relations section of the Company’s website at pfsi.pennymac.com after the market closes on Tuesday, April 22, 2025. Management will also host a conference call and live audio webcast at 5:00 p.m. Eastern Time to review the Company’s financial results. The webcast can be accessed at pfsi.pennymac.com, and a replay will be available shortly after its conclusion.

***

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry and employs approximately 4,200 people across the country. For the twelve months ended March 31, 2025, PennyMac Financial’s production of newly originated loans totaled $123 billion in unpaid principal balance, making it a top lender in the nation. As of March 31, 2025, PennyMac Financial serviced loans totaling $680 billion in unpaid principal balance, making it a top mortgage servicer in the nation. Additional information about PennyMac Financial Services, Inc. is available at pfsi.pennymac.com.

Media	Investors
Kristyn Clark	Kevin Chamberlain
mediarelations@pennymac.com	Isaac Garden
805.395.9943	PFSI_IR@pennymac.com
818.264.4907

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, our financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; real estate value changes, housing prices and housing sales; changes in macroeconomic, consumer and real estate market conditions; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our business; the mortgage lending and servicing-related regulations promulgated by federal and state regulators and the enforcement of these regulations; the licensing and operational requirements of states and other jurisdictions applicable to our business, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights; our substantial amount of indebtedness; increases in loan delinquencies, defaults and forbearances; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of fail to meet certain criteria; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; investment management and incentive fees; conflicts of interest in allocating our services and investment opportunities among us and our advised entity; our ability to mitigate cybersecurity risks, cyber incidents and technology disruptions; the development of artificial intelligence; the effect of public opinion on our reputation; our exposure to risks of loss and disruptions in operations resulting from severe weather events, man-made or other natural conditions, including climate change and pandemics; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; our initiation or expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

The press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as pretax income excluding valuation-related items and operating net income that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosures have limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP.

The following table presents the contributions of PennyMac Financial’s segments to pretax income in the first quarter of 2024:

	Quarter ended March 31, 2024
			Reportable
	Production	Servicing	segment total	Corporate and other	Total

	(in thousands)
Revenue:
Net gains on loans held for sale at fair value	$141,431	$21,010	$162,441	$-	$162,441
Loan origination fees	36,371	-	36,371	-	36,371
Fulfillment fees from PMT	4,016	-	4,016	-	4,016
Net loan servicing fees	-	100,954	100,954	-	100,954
Management fees	-	-	-	7,188	7,188
Net interest income (expense):
Interest income	63,371	92,541	155,912	514	156,426
Interest expense	61,896	103,873	165,769	-	165,769
	1,475	(11,332)	(9,857)	514	(9,343)
Other	116	507	623	3,410	4,033
Total net revenue	183,409	111,139	294,548	11,112	305,660
Expenses
Compensation	70,193	52,400	122,593	23,783	146,376
Loan origination	30,568	-	30,568	-	30,568
Technology	22,768	9,764	32,532	3,435	35,967
Servicing	-	16,104	16,104	-	16,104
Marketing and advertising	3,596	29	3,625	46	3,671
Professional services	2,062	1,348	3,410	5,852	9,262
Occupancy and equipment	4,138	2,905	7,043	1,633	8,676
Other	1,406	4,936	6,342	4,811	11,153
Total expenses	134,731	87,486	222,217	39,560	261,777
Income (loss) before provision for income taxes	$48,678	$23,653	$72,331	$(28,448)	$43,883

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2025	December 31, 2024	March 31, 2024

	(in thousands, except share amounts)
ASSETS
Cash	$211,093	$238,482	$927,394
Short-term investment at fair value	443,393	420,553	69
Principal-only stripped mortgage-backed securities at fair value	817,596	825,865	524,576
Loans held for sale at fair value	7,095,270	8,217,468	5,200,350
Derivative assets	171,931	113,076	108,987
Servicing advances, net	496,917	568,512	499,955
Mortgage servicing rights at fair value	8,963,889	8,744,528	7,483,210
Investment in PennyMac Mortgage Investment Trust at fair value	1,099	944	1,101
Receivable from PennyMac Mortgage Investment Trust	29,198	30,206	30,835
Loans eligible for repurchase	4,979,127	6,157,172	4,401,896
Other	663,363	770,081	623,368
Total assets	$23,872,876	$26,086,887	$19,801,741

LIABILITIES
Assets sold under agreements to repurchase	$7,058,053	$8,685,207	$5,435,354
Mortgage loan participation purchase and sale agreements	510,141	496,512	363,798
Notes payable secured by mortgage servicing assets	1,724,608	2,048,972	1,972,020
Unsecured senior notes	3,998,702	3,164,032	2,521,031
Derivative liabilities	15,293	40,900	40,784
Mortgage servicing liabilities at fair value	1,651	1,683	1,732
Accounts payable and accrued expenses	365,056	354,414	263,338
Payable to PennyMac Mortgage Investment Trust	101,175	122,317	127,993
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	25,898	25,898	26,099
Income taxes payable	1,158,642	1,131,000	1,047,337
Liability for loans eligible for repurchase	4,979,127	6,157,172	4,401,896
Liability for losses under representations and warranties	30,774	29,129	29,976
Total liabilities	19,969,120	22,257,236	16,231,358

STOCKHOLDERS' EQUITY
Common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding 51,658,984, 51,376,616, and 50,907,865 shares, respectively	5	5	5
Additional paid-in capital	68,902	56,072	27,179
Retained earnings	3,834,849	3,773,574	3,543,199
Total stockholders' equity	3,903,756	3,829,651	3,570,383
Total liabilities and stockholders’ equity	$23,872,876	$26,086,887	$19,801,741

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	March 31, 2025	December 31, 2024	March 31, 2024

	(in thousands, except per share amounts)
Revenues
Net gains on loans held for sale at fair value	$221,037	$222,044	$162,441
Loan origination fees	46,611	57,824	36,371
Fulfillment fees from PennyMac Mortgage Investment Trust	5,290	6,356	4,016
Net loan servicing fees:
Loan servicing fees	488,468	472,563	424,184
Change in fair value of mortgage servicing rights and mortgage servicing liabilities	(430,956)	324,816	(28,585)
Mortgage servicing rights hedging results	106,774	(608,112)	(294,645)
Net loan servicing fees	164,286	189,267	100,954
Net interest expense:
Interest income	189,871	210,859	156,426
Interest expense	208,082	228,111	165,769
	(18,211)	(17,252)	(9,343)
Management fees from PennyMac Mortgage Investment Trust	7,012	7,149	7,188
Other	4,878	4,722	4,033
Total net revenues	430,903	470,110	305,660
Expenses
Compensation	181,988	173,090	146,376
Loan origination	44,096	48,046	30,568
Technology	40,197	40,831	35,967
Servicing	21,875	38,088	16,104
Marketing and advertising	9,432	7,765	3,671
Professional services	9,037	9,987	9,262
Occupancy and equipment	8,382	8,173	8,676
Other	11,700	14,766	11,153
Total expenses	326,707	340,746	261,777
Income before provision for income taxes	104,196	129,364	43,883
Provision for income taxes	27,916	24,875	4,575
Net income	$76,280	$104,489	$39,308
Earnings per share
Basic	$1.48	$2.04	$0.78
Diluted	$1.42	$1.95	$0.74
Weighted-average common shares outstanding
Basic	51,506	51,274	50,547
Diluted	53,624	53,576	53,100
Dividend declared per share	$0.30	$0.30	$0.20